B2d                                             "Business Builders & Developers"
Semago
CPAs & Business Advisors     601 N. Ashley Drive, Suite 700 Tampa, FL 33602-4302
                                                813 229-6300 / FAX: 813 229-0038
                                                                   SEMAGOCPA.COM

                                     808-B NW 16th AVENUE  Gainesville, FL 32604
                                                 352 375-2839 / FAX:352 372-5931
                                                             CHURCHILLPA@MSN.COM


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

RE: Change in certifying accountants

November 4, 2003

Ladies and Gentlemen:


We have read the statements made by the Registrant, Advanced 3-D Ultrasound Services, Inc., set forth in Item 4 entitled "Change in Independent Accountants" of its 8-K, File No. 0-25097 in response to Item 304 of Regulation S-B and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the Issuer contained therein.



/s/
B2D Semago
(a.k.a Semago & Company)
Certified Public Accountants
Tampa, Florida
November 4, 2003